Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Ramsey Hamadi

Senior Executive Vice President, Chief Finance Officer

(336) 369-0900

ramsey.hamadi@newbridgebank.com

Jillian Gibson

1st Vice President, Director of Marketing

(336) 369-0916

jillian.gibson@newbridgebank.com

NewBridge Bancorp Completes Acquisition of Security Savings Bank

Greensboro, N.C., October 2, 2013 – NewBridge Bancorp (NASDAQ: NBBC) announced today that NewBridge Bank (“NewBridge”) successfully completed its supervisory acquisition of Security Savings Bank, SSB (“Security Savings”) of Southport, North Carolina, a mutual savings bank with six branches serving Brunswick County, on October 1, 2013. The merger was effected pursuant to an order of the North Carolina Commissioner of Banks. NewBridge will continue to operate the acquired offices under the Security Savings name until a systems conversion occurs in November.

“On behalf of the banking professionals at NewBridge Bank, I am excited to welcome Security Savings’ clients, employees and communities to our Bank,” said Pressley A. Ridgill, president and chief executive officer of NewBridge Bancorp and NewBridge Bank. “We are looking forward to serving Security Savings’ clients with our comprehensive suite of financial solutions while expanding our presence in this attractive market.”

Ridgill continued, “The acquisition of Security Savings fulfills NewBridge’s original vision – to be a consolidator of choice in our region by leveraging our existing infrastructure through organic growth and strategic acquisitions. We are grateful to Security Savings’ Board of Directors, management and banking professionals who have worked diligently and purposefully to complete this transaction. We also appreciate the action of the North Carolina Commissioner of Banks, and the waivers and approvals of the Federal Deposit Insurance Corporation, that enabled this unique transaction to occur. Because of these combined efforts, Security Savings’ employees, clients and communities will continue to benefit from having a strong, values-based financial institution in Brunswick County. Equally important, we believe NewBridge Bancorp shareholders will see immediate earnings accretion without dilution to their share value.”

Henry Edmund, former president and chief executive officer of Security Savings and executive vice president of NewBridge Bank, stated, “We are thankful for Security Savings’ loyal clients who have trusted us for over a century, and we could not have found a better partner to continue this rich tradition. NewBridge Bank’s Guiding Principles, organizational structure and financial strength will allow us to maintain our community-banking focus while enhancing new and existing client relationships.”

With the closing of the merger, NewBridge is a $2.0 billion institution with 36 branches and a number of loan production offices throughout North Carolina. Already one of the largest community banks in the Piedmont Triad Region of North Carolina, NewBridge is now one of the largest community banks in the greater Wilmington area.

NewBridge Bancorp was advised in this transaction by FIG Partners, LLC as financial advisor and Brooks, Pierce, McLendon, Humphrey & Leonard, LLP as legal advisor. Security Savings Bank was advised by Raymond James & Associates, Inc. Brooks, Pierce, McLendon, Humphrey & Leonard, LLP also served as legal advisor to Security Savings Bank.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge’s clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, North Carolina. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

As one of the largest community banks in North Carolina, NewBridge Bank serves small to midsize businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. Upon the closing and merger of Security Savings Bank, NewBridge Bank has assets of approximately $2 billion and 36 branches and several loan production offices throughout North Carolina.

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